UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2023

VoIP-PAL.COM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55613	98-0184110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7215 Bosque Blvd., Suite 102, Waco, TX	76710-4020
(Address of Principal Executive Offices)	(Zip Code)

1-954-495-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities

On June 30, 2023, VoIP-Pal.Com Inc. (the “Company”) issued warrants to purchase an aggregate of 831,466,899 shares of the Company’s common stock (each, a “Warrant”) to Emil Malak, the President, Chief Executive Officer and a director of the Company, pursuant to the share transfer agreement between the Company, Digifonica Intellectual Properties (DIP) Limited (“DIP”) and Digifonica (International) Limited dated June 25, 2013, as amended on July 18, 2013, October 6, 2013, October 31, 2013, November 25, 2013, March 17, 2014, April 21, 2021 and April 23, 2023 (collectively, the “STA”). Pursuant to the STA, the Company is obligated to (a) issue Warrants to DIP or DIP’s assignee (in this case Mr. Malak) in a sufficient quantity such that when exercised, the shares of common stock issuable upon the exercise of the Warrants plus certain previously-issued shares of common stock held by DIP, equal 40% of the Company’s outstanding share capital, and (b) issue to DIP that number of shares of the Series A preferred stock of the Company (the “Series A Stock”) that allows DIP to retain voting rights equivalent to the same 40% interest. Each Warrant is exercisable into one share of the Company’s common stock at a price of $0.001 per share for a period of 10 years.

In connection with the foregoing, on June 30, 2023, the Company issued an aggregate of 138,420 shares of Series A Stock (collectively, the “Shares”) to Mr. Malak for nominal consideration.

The Company granted options to purchase an aggregate of 75,000,000 shares of the Company’s common stock (collectively, the “Options”) to certain directors, officers and consultants of the Company (collectively, the “Optionees”). Each Option is exercisable into one share of the Company’s common stock at a price of $0.005 per share for a period of five years and is subject to the terms of the Company’s incentive stock option plan. The Options are exercisable on a cashless basis subject to certain conditions as more particularly described in the Company’s current report on Form 8-K dated May 10, 2023. Of the Options, 65,000,000 vested immediately, while the balance of 10,000,000 vest as set forth in Item 5.02 below. As part of the Option grant, the Company and one Optionee agreed to cancel an aggregate of 15,000,000 stock options granted to that Optionee on September 1, 2020 that were exercisable at a price of $0.01 per share.

The Shares and Warrants above were issued in private transactions in reliance upon the exemption from registration provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Rule 903 of Regulation S was based on the fact that DIP is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S, that the holder acquired the Shares and Warrants for investment purposes for his own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that he understood that the Shares and Warrants may not be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or an applicable exemption or exemptions therefrom.

The Options were granted to Optionees in private transactions in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 903 of Regulation S promulgated under the Securities Act. The Company’s reliance on Section 4(a)(2) was based on the fact that the grants to U.S. persons did not involve a “public offering” and the applicable Optionees provided representations to the Company that they acquired the Options for investment purposes and not with a view to any resale, distribution or other disposition in violation of United States securities laws or applicable state securities laws. The Company’s reliance on Rule 903 of Regulation S was based on the fact that the relevant Options were granted in “offshore transactions”, as that term is defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the granting of the applicable Options, and the relevant Optionees were not U.S. persons and did not acquire the Options for the account or benefit of any U.S. person.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 15, 2023, Kevin Williams resigned as the Chief Financial Officer of the Company and Jin Kuang was appointed to fill the resulting vacancy. Mr. Williams’ resignation as CFO was not due to any disagreement with the Company regarding its operations, policies, practices or otherwise, and he remains a director of the Company.

Jin Kuang

Jin Kuang, age 52, has over 15 years of professional expertise in various financial domains, including IFRS, US GAAP, financial reporting, financial planning, merger and acquisition, financial analysis and tax, gained across the USA and Canada. She has also spent over a decade in progressively responsible financial leadership roles within publicly traded companies. Ms. Kuang has served as CFO for several publicly listed companies, in addition to her years of auditing experience with KPMG LLP Chartered Accountants. She holds a BA in Accounting and an MBA from the University of Northeastern China, along with US-CPA and CGA designations.

In connection with her appointment, the Company entered into a consulting agreement with Ms. Kuang pursuant to which, among other things, the Company agreed to pay a fee of $5,000 per month and granted her options to purchase an aggregate of 10,000,000 shares of the Company’s common stock at a price of $0.005 per share for a period of five years. The options vest over a period of 24 months as follows: 35% on the date of grant, 35% on the 12-month anniversary of the date of grant, and 30% on the 24-month anniversary of the date of grant.

There are no family relationships between Ms. Kuang and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer and, other than as described above, Ms. Kuang was not selected to be an officer of the Company pursuant to any arrangement or understanding with any person.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: July 20, 2023	By:	/s/ Emil Malak
Emil Malak
Chief Executive Officer